UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2011
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	98-0454144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas	78401
(Address of principal executive offices)	(Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 16, 2011 the Chief Executive Officer and Chief Financial Officer of Strategic American Oil Corporation (the "Company") concluded that the Company's financial statements for its quarter ended October 31, 2010 should no longer be relied upon due to an error that impacted the Company's consolidated balance sheets, consolidated statements of operations, and consolidated statement of cash flows.

The error involved the Company recognizing $412,598 of consulting expense associated with two option grants that were contemplated but were not ultimately granted.

The Company intends to file with the SEC an amended Form 10-Q for its quarter ended October 31, 2010 to correct this error. The correction of this error reduced the accumulated deficit and additional paid in capital by $412,598. It reduced consulting expense, total operating expenses, loss from operations, and net loss by $412,598. The change in net loss for the three months ended October 31, 2010 represents a reduction from $1,378,242, or $.03 per share, to $965,644, or $.02 per share. On the statement of cash flows, correction of this error reduced net loss and share-based compensation - amortization of the fair value of stock options by $412,598.

The Company's Chief Executive Officer and Chief Financial Officer, authorized officers of the Company, discussed this filing with the Company's auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: March 21, 2011	"Jeremy Driver" Name: Jeremy Driver Title: Chief Executive Officer and a director

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